UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 16, 2024
Commission File Number: 001-41715
Exact name of registrant as specified in its charter:
Beneficient

State or other jurisdiction of incorporation or organization:	IRS Employer Identification No.:
Nevada	72-1573705
Address of principal executive offices:
325 North St. Paul Street, Suite 4850 Dallas, Texas 75201
Registrant’s telephone number, including area code:
(214) 445-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 16, 2024, Beneficient (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) indicating that it is no longer in compliance with the minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market (“Nasdaq”) pursuant to Nasdaq Listing Rule 5550(b)(1). Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, which the Company does not currently meet.
Pursuant to the Notice and the Listing Rules of Nasdaq, Nasdaq has provided the Company with 45 calendar days, or until August 30, 2024, to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. If the Company’s plan to regain compliance is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If the Company’s plan to regain compliance is not accepted, or if it is accepted and the Company does not regain compliance in the timeframe required by Nasdaq, the Staff could provide notice that the Company’s shares of Class A common stock, par value $0.001 per share (“Class A common stock”), are subject to delisting. In such an event, the Company would have the right to request a hearing before a Nasdaq Hearings Panel. The hearing request would automatically stay any suspension or delisting action pending the completion of the hearings process. The Notice has no immediate impact on the listing of the Class A common stock, which will continue to be listed and traded on Nasdaq under the symbol “BENF,” subject to the Company’s compliance with the other listing requirements of Nasdaq.
The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. Although the Company intends to use all reasonable efforts to achieve compliance with the Minimum Stockholders’ Equity Requirement, there can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement or that the Company will otherwise be in compliance with other applicable Nasdaq listing criteria.
Forward-Looking Statements
Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: our ability to cure any deficiencies in compliance with the Minimum Stockholders’ Equity Requirement or maintain compliance with other Nasdaq listing rules; our eligibility for additional compliance periods, if necessary, in which to seek to regain compliance with the Minimum Stockholders’ Equity Requirement; our ability to ultimately obtain relief or extended periods to regain compliance from Nasdaq, if necessary, or to meet applicable Nasdaq requirements for any such relief or extension; and risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

Date:	July 19, 2024	By:	/s/ Gregory W. Ezell
Gregory W. Ezell
Chief Financial Officer